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                                                                     Exhibit 3.9

                                PCA NATIONAL LLC
                  AMENDED AND RESTATED CERTIFICATE OF FORMATION

     The name of the limited liability company is PCA National LLC (the "Company"). A Certificate of Incorporation was filed on April 25, 2000 under the name PCA Delaware Merger Corporation. A Certificate of Amendment of Certificate of Formation to change the name of the Company from PCA National East LLC to PCA National LLC was filed in the office of the Delaware Secretary of State on July 19, 2000.

     The undersigned hereby submits this Amended and Restated Certificate of Formation for the purpose of integrating into one document its original Certificate of Formation and all amendments thereto and also for the purpose of amending its Certificate of Formation:

FIRST: The name of the limited liability company is PCA National LLC.

SECOND: The address of the Company's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

THIRD: Management of the Company shall be vested in a Board of Managers, not in the Company's members.

FOURTH: The Company shall be authorized to issue 100,000 Units of Membership Interest.

FIFTH: The original Certificate of Formation was filed in connection with the contemporaneous filing of a Certificate of Conversion to Limited Liability Company of PCA Delaware Merger Corporation, a Delaware corporation, to PCA National East LLC and the Certificate of Formation was effective, and accordingly the Company was formed, as of 11:57 p.m. July 2, 2000.

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SIXTH: This Certificate has been duly executed on behalf of the Company in accordance with Section 18-208 of the Delaware Limited Liability Company Act.

SEVENTH: This Amended and Restated Certificate of Formation shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of PCA National LLC this 9/th/ day of August, 2000.

                                     /s/ Barry J. Feld
                                     -------------------------------------------
                                     Name:  Barry J. Feld
                                     Title: President